As filed with the Securities and Exchange Commission on April 18, 2006

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2 TO

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

NESTOR, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	13-3163744 (I.R.S. Employer Identification No.)

42 Oriental Street
Providence, Rhode Island 02908
(401) 274-5658
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

William B. Danzell
Chief Executive Officer
Nestor, Inc.
42 Oriental Street
Providence, Rhode Island 02908
(401) 274-5658
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Benjamin M. Alexander, Esq.
Vice President and General Counsel
Nestor, Inc.
42 Oriental Street
Providence, Rhode Island 02908
Telephone: (401) 274-5658, extension 738
Telecopy: (401) 274-5707

Approximate date of commencement of proposed sale to public: Not applicable.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. [ ]

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. [ ]

CALCULATION OF REGISTRATION FEE

The Registration Fee was previously calculated and paid in connection with the initial filing of this Registration Statement on January 30 , 2004.

Explanatory Note

Pursuant to a Registration Statement (the “Registration Statement”) on Form S-2 (File No. 333-112359), Nestor, Inc. (“Nestor”) registered for resale under the Securities Act of 1933, as amended, 2,843,000 shares of its common stock, par value $.01 per share (the “Shares”). The offering described therein has terminated. Accordingly, pursuant to Nestor’s undertaking contained in the Registration Statement, Nestor is filing this Post-Effective Amendment No. 2 to the Registration Statement to remove from registration the Shares that remain unsold under the Registration Statement as of the date of this Post-Effective Amendment No. 2.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Providence, State of Rhode Island, on April 18, 2006.

NESTOR, INC.

By:	/s/ William B. Danzell
William B. Danzell
President and Chief Executive Officer